UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

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FORWARD FUNDS
(Name of Registrant as Specified In Its Charter)

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FORWARD FUNDS

Accessor Frontier Markets Fund

___________________________

433 California Street, 11th Floor

San Francisco, California 94014

(800) 759-3504

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INFORMATION STATEMENT IN CONNECTION WITH SOLICITATION OF

WRITTEN CONSENT

We are not asking you for a proxy, and you are requested not to send us a proxy.

GENERAL

This document is an information statement (“Information Statement”). This Information Statement is being furnished to shareholders of the Accessor Frontier Markets Fund (the “Fund”), a series of Forward Funds (the “Trust”), in connection with the solicitation of written consent by the Board of Trustees (the “Board,” the members of which are referred to herein as “Trustees”) of the Trust for action to be taken by written consent in lieu of a meeting of the shareholders (the” Written Consent”). A form of Written Consent is attached hereto as an Exhibit.

The Trust is organized as a Delaware statutory trust and is not required to hold annual meetings of shareholders. Article VII, Section 7.3 of the Trust’s Amended and Restated Declaration of Trust permits any action to be taken by shareholders to be taken without a meeting if a majority of shareholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of shareholders. Such consent of shareholders shall be treated for all purposes as a vote at a meeting.

The Board has fixed the close of business on March 10, 2009 as the record date for determination of shareholders entitled to receive this Information Statement (the “Record Date”). As of the Record Date, the number of shares outstanding for the Fund was 992,927.9 shares.

Shareholders will be asked to consider and approve the proposal set forth below to modify a fundamental restriction of the Fund with respect to the concentration of investments. Forward Management, LLC (“Forward Management”), the investment advisor to the Fund, believes that this modification will enhance the Fund’s ability to pursue its investment strategies.

This Information Statement is being mailed or given to shareholders starting on or about March 27, 2009. The Written Consent should be executed and submitted to the Trust on or about April 3, 2009.

This Information Statement should be kept for future reference. The Fund has not been in existence for a full fiscal year and there has been no annual report for the Fund. The most recent annual report of the Accessor series of the Trust, including financial statements, for the fiscal year ended December 31, 2008 has been previously mailed to shareholders. If you would like to receive additional copies of this Information Statement or the shareholder report for the Accessor series of the Trust free of charge, please contact the Trust by writing to or calling Accessor Funds, 1420 Fifth Avenue, Suite 3600, Seattle, WA 98101, 800-759-3504, or by visiting the Accessor Funds’ website at www.accessor.com. Requested shareholder reports will be sent by first class mail within three business days of the receipt of the request.

THE BOARD, INCLUDING EACH OF THE INDEPENDENT TRUSTEES, UNANIMOUSLY
RECOMMENDS THAT SHAREHOLDERS APPROVE THE PROPOSAL.

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PROPOSAL

MODIFICATION OF FUNDAMENTAL RESTRICTION OF THE FUND

WITH RESPECT TO CONCENTRATION OF INVESTMENTS

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Pursuant to the Investment Company Act of 1940, as amended (the “1940 Act”), an investment company is required to determine and disclose its policies with respect to concentration of investments in a particular industry or group of industries. The Fund has adopted a fundamental investment restriction with respect to concentration of investments, which is set forth in the Fund’s current registration statement, and which may be changed only with shareholder approval. The Fund’s current fundamental investment restriction with respect to concentration of investments states:

Unless otherwise indicated the Fund may not:

1. Invest more than 25% of the value of its total assets in securities of issuers in any single industry except that the Fund will invest at least 25% of its total assets in securities of issuers in the bank industry. This restriction does not apply to obligations issued, guaranteed or sponsored by the U.S. Government, its agencies or instrumentalities.

Forward Management believes that the current restriction with respect to concentration of investments in the bank industry is hampering the management of the Fund. The Fund invests primarily in securities with exposure to the returns of Frontier Markets (i.e., countries identified in the Morgan Stanley Capital InternationalSM Frontier Emerging Markets Index). Due to the nature of the Fund’s anticipated investments aimed at seeking exposure to the returns of such frontier markets, the Fund will not have at least 25% of its total assets (as measured at the time of investment) invested in securities of issuers in the bank industry. As such, Forward Management, on behalf of the Fund, is seeking to change this restriction to the following:

Unless otherwise indicated the Fund may not:

1. Invest more than 25% of the value of its total assets in securities in any single industry, provided that there is no limitation on the purchase of securities issued, guaranteed or sponsored by the U.S. Government, its agencies or instrumentalities.

At its meeting on March 5, 2009, the Board, including all of the Trustees who are not “interested persons” of the Trust (as defined in 1940 Act) (the “Independent Trustees”), unanimously approved a change in the Fund’s current restriction with respect to concentration of investments such that the Fund would no longer concentrate its investments in the bank industry nor any other industry (other than U.S. Government Securities). The Board further recommends that shareholders of the Fund approve this Proposal.

***

If the shareholders of the Fund consent to the change in the fundamental investment restriction with respect to concentration of investments, such change will become effective immediately upon shareholder approval. The Fund’s prospectus and statement of additional information will be revised, as appropriate, to reflect the change.

Approval of the Proposal requires the written consent of a majority of the outstanding voting securities of the Fund.

THE BOARD, INCLUDING EACH OF THE INDEPENDENT TRUSTEES, UNANIMOUSLY
RECOMMENDS THAT SHAREHOLDERS APPROVE THE PROPOSAL.

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ADDITIONAL INFORMATION

Proposals of Shareholders

The Trust does not hold regular annual shareholders’ meetings. Shareholders wishing to submit proposals for consideration for inclusion in a proxy statement for a subsequent shareholders’ meeting of the Trust (if any) should send their written proposals to the Secretary of the Trust at 433 California Street, 11th Floor, San Francisco, CA 94104. Proposals must be received a reasonable time before the date of a meeting of shareholders in order to be considered for inclusion in the proxy materials for that meeting. Timely submission of a proposal does not, however, necessarily mean that the proposal will be included. A shareholder who wishes to make a proposal at the next meeting of shareholders without including the proposal in the Trust’s proxy statement must notify the Secretary of the Trust in writing of such proposal within a reasonable time prior to the date of the meeting. If a shareholder fails to give timely notice, then the persons named as proxies in the proxies solicited by the Board for the next meeting of shareholders may exercise discretionary voting power with respect to any such proposal.

Shareholder Communications with the Board

Shareholders may address correspondence that relates to any series of the Trust to the Board as a whole or to individual Trustees and send such correspondence to the Board or to the Trustee, c/o Forward Management, 433 California Street, 11th Floor, San Francisco, CA 94104. Upon receipt, all such shareholder correspondence will be directed to the attention of the addressee.

Voting Information

Because this Information Statement is being furnished to shareholders of the Fund in connection with an action to be taken by written consent in lieu of a meeting of the shareholders, the Proposal requires a majority of shareholders entitled to vote on the Proposal consent to the Proposal in writing and the written consents are filed with the records of the meetings of shareholders. Such consent of shareholders shall be treated for all purposes as a vote at a meeting.

Cost of Solicitation

The Fund will pay the cost of preparing, printing and mailing this Information Statement and all other costs incurred with the solicitation of written consent, including any additional solicitation made by letter, telephone or otherwise. In addition to solicitation by mail, certain officers and representatives of the Trust, and officers and employees of Forward Management, who will receive no additional compensation for their services, may solicit written consents by telephone, telegram or personally.

Ownership Of The Fund

The following persons owned of record or beneficially, as of the Record Date, 5% or greater of any class of the Fund’s outstanding equity securities:

Name and Address of Shareholder	Class Owned	Shares Beneficially Owned	Percent of Class
Brown Brothers Harriman & Co. as Custodian for Accessor Balanced Allocation Fund – 6221600 525 Washington Blvd. Jersey City, NJ 07310	Advisor	185,690.854	20.42%

Brown Brothers Harriman & Co. as Custodian for Accessor Growth & Income Allocation Fund – 6221626 525 Washington Blvd. Jersey City, NJ 07310	Advisor	230,214.452	25.31%

Brown Brothers Harriman & Co. as Custodian for Accessor Growth Allocation Fund – 6221634 525 Washington Blvd. Jersey City, NJ 07310	Advisor	221,754.215	24.38%

Brown Brothers Harriman & Co. as Custodian for Accessor Income & Growth Allocation Fund – 6221659 525 Washington Blvd. Jersey City, NJ 07310	Advisor	52,551.948	5.78%

Brown Brothers Harriman & Co. as Custodian for Accessor Aggressive Growth Allocation Fund – 6211148 525 Washington Blvd. Jersey City, NJ 07310	Advisor	217,620.957	23.93%

Sutton Place Associates, LLC* 1 Embarcadero Center, Suite 105 San Francisco, CA 94104	Investor	83,416.666	100%

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*	Sutton Place Associates, LLC is an entity under common control with Forward Management.

As of the Record Date, no person owned of record or beneficially 25% or greater of the Fund’s outstanding voting securities. Persons beneficially owning more than 25% of the voting securities of the Fund are deemed to be a “control person” of the Fund.

As of the Record Date, the officers and Trustees of the Trust, as a group, owned less than 1% of any class of any of the outstanding equity securities of the Fund.

Service Providers

Investment Advisor

Forward Management serves as investment advisor to each of the series of the Trust, including the Fund. Forward Management is located at 433 California Street, 11th Floor, San Francisco, California 94104. Gordon P. Getty and the Reflow Forward Family Holding Company, LLC (“Reflow Forward Family Holding Company”) each hold approximately 35% of Forward Management’s ownership interest, with the balance held by employees and unaffiliated outside investors. Gordon P. Getty is the Manager of ReFlow Forward Family Holding Company, which was organized as a Delaware limited liability company on December 20, 2006.

Forward Management has been registered with the SEC as an investment advisor since 1998 and has been an investment advisor to publicly-offered mutual funds since that time. Forward Management has the authority to manage the Fund in accordance with the investment objective, policies and restrictions of the Fund and subject to the general supervision of the Trust’s Board. Forward Management also provides the Fund with ongoing management supervision and policy direction. Forward Management has served as investment advisor to the Fund since its inception.

The following table provides the name and principal occupation of each director and certain officers of Forward Management. The business address of each person listed below is Forward Management, LLC, 433 California Street, 11th Floor, San Francisco, California 94104.

Name	Principal Occupation
J. Alan Reid, Jr.	Chief Executive Officer and Director
Jeffrey P. Cusack	President
Mary Curran	Chief Legal Officer and Secretary
Judith M. Rosenberg	Chief Compliance Officer
Gordon P. Getty	Director; Composer, Economist and Entrepreneur
James Halligan	Director; Retired
William Prezant	Director; Attorney
Toby Rosenblatt	Director; President, Investment Firm
Thomas Woodhouse	Director; Attorney

Mr. Reid serves as President and a Trustee of the Trust, Ms. Curran serves as Secretary of the Trust, and Ms. Rosenberg serves as Chief Compliance Officer and Chief Legal Officer of the Trust.

Distributor

SEI Investments Distribution Co., One Freedom Valley Drive, Oaks, PA 19456 (“Distributor”) serves as distributor for the Fund, pursuant to an agreement with the Trust (the “Distribution Agreement”). Under the Distribution Agreement, the Distributor conducts a continuous offering and is not obligated to sell a specific number of shares. The Distributor bears the cost of making information about the Fund available through advertising and other means and the cost of printing and mailing prospectuses to persons other than shareholders. The Fund pays the cost of registering and qualifying its shares under state and federal securities laws and the distribution of prospectuses to existing shareholders. The Distributor is compensated under the Distribution Agreement. The Distribution Agreement for the Fund may be terminated at any time upon 60 days’ written notice without payment of any penalty by the Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund. The Distribution Agreement will automatically terminate in the event of its assignment. The Distribution Agreement will continue in effect until two years from its effective date, and shall automatically continue for successive one year periods, provided that such continuance is specifically approved (i) by a vote of the Board of Trustees or (ii) by a vote of a majority of the outstanding securities of the Fund; provided that, in any event, such continuance shall be approved by the vote of a majority of the Independent Trustees.

Transfer Agent, Registrar And Dividend Disbursing Agent

Pursuant to an Amended and Restated Transfer Agency and Services Agreement dated as of November 7, 2008 and effective as of December 1, 2008, ALPS Fund Services, Inc. (“Transfer Agent”), whose principal business address is 1290 Broadway, Suite 1100, Denver, CO 80203, acts as the Fund’s transfer agent, registrar and dividend disbursing agent. The Transfer Agent is paid by the Fund an annual fee based on the average net assets of the Fund plus specified transaction costs for certain services, and is reimbursed by the Fund for certain out-of-pocket expenses including postage, taxes, wires, stationery and telephone. The Transfer Agency and Services Agreement has an initial term of three years and automatically renews for successive one-year terms.

Administrator And Fund Accounting Agent

SEI Investments Global Funds Services, One Freedom Valley Drive, Oaks, PA 19456 (“Administrator”) provides basic recordkeeping required by the Fund for regulatory and financial reporting purposes. The Administrator is paid by the Fund an annual fee based on the average net assets of the Fund plus specified transaction costs for these services, and is reimbursed by the Fund for certain out-of-pocket expenses including postage, taxes, wires, stationery and telephone.

Custodian

Brown Brothers Harriman & Co., 40 Water Street, Boston, MA 02109 (“Custodian”) is the Fund’s Custodian. The Custodian has no part in determining the investment policies of the Fund or which securities are to be bought or sold by the Fund. Under a custody agreement with the Fund, the Custodian holds the Fund’s securities and keeps all necessary accounts and records. The Custodian is paid by the Fund an annual fee and also is reimbursed by the Fund for certain out-of-pocket expenses including postage, taxes, wires, stationery and telephone.

Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP, Three Embarcadero Center, San Francisco CA 94111 (“PwC”) has been appointed by the Board to serve as the Fund’s independent registered public accounting firm, effective January 1, 2009. In this capacity, PwC will audit the Fund’s annual financial statements.

IMPORTANT NOTICE REGARDING AVAILABILITY OF

INFORMATIONAL MATERIALS

This Information Statement is available on the Accessor Funds’ website by visiting:

www.accessor.com

EXHIBIT

FORWARD FUNDS

ACCESSOR FRONTIER MARKETS FUND

Written Consent to Action in Lieu of a Meeting of the Shareholders

The undersigned, being the holder of [ ]% of outstanding shares of the Accessor Frontier Markets Fund (the “Fund”), a series of Forward Funds, a Delaware statutory trust (the “Trust”), and acting by written consent in lieu of a meeting, pursuant to authority contained in Article VII, Section 7.3 of the Trust’s Amended and Restated Declaration of Trust, do hereby consent and agree, by signing this written consent, to the adoption of the following resolutions and the filing of the same with the minutes of proceedings of the shareholders of the Fund, with the same effect as if such action had been taken by vote at a meeting of the shareholders duly called and held.

WHEREAS, the Fund has adopted the following fundamental investment restriction with respect to concentration of investments, as set forth in the Fund’s current registration statement, and which may be changed only with shareholder approval:

Unless otherwise indicated the Fund may not:

Invest more than 25% of the value of its total assets in securities of issuers in any single industry except that the Fund will invest at least 25% of its total assets in securities of issuers in the bank industry. This restriction does not apply to obligations issued, guaranteed or sponsored by the U.S. Government, its agencies or instrumentalities.

WHEREAS, Forward Management, LLC, the Fund’s investment advisor (“Forward Management”), believes that the Fund’s current restriction with respect to concentration of investments in the bank industry is hampering the management of the Fund; and

WHEREAS, at the March 5, 2009 meeting of the Board of Trustees of the Trust (the “Board”), the Board, at the request of Forward Management, approved a change in the Fund’s current restriction with respect to concentration of investments such that the Fund would no longer concentrate its investments in the bank industry nor any other industry, subject to approval by the shareholders of the Fund; it is hereby

RESOLVED, that, effective immediately, the Fund’s fundamental investment restriction with respect to concentration of investments is hereby changed to read as follows:

Unless otherwise indicated the Fund may not:

Invest more than 25% of the value of its total assets in securities in any single industry, provided that there is no limitation on the purchase of securities issued, guaranteed or sponsored by the U.S. Government, its agencies or instrumentalities.

FURTHER RESOLVED, that the appropriate officers of the Trust be, and each of them hereby is, authorized to take any and all actions any of them may deem necessary or appropriate to implement the foregoing resolution.

IN WITNESS WHEREOF, the undersigned have executed this Consent as of this ____ day of __________, 2009.

By:

Name:

Title: